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                                                                      EXHIBIT G



                                                                    May 23, 1995

Interstate Properties
Park 80 West-Plaza Two
Saddle Brook, New Jersey  07663

Dear Sirs:

         In furtherance of the Agreement and Plan of Merger dated as of May 23, 1995 (the "Agreement") among Insituform Technologies, Inc., a Delaware corporation (the "Company"), ITI Acquisition Corp., a Delaware corporation ("ITI Sub"), and Insituform Mid-America, Inc., a Delaware corporation ("IMA"), and in connection with your letter to the Company and IMA dated this date with respect to the sale, transfer, pledge, hypothecation, conveyance or other disposition of securities of the Company or IMA, the undersigned hereby commits to use its best efforts, upon your request, to publish at the earliest practicable date the operating results of the Company covering the first full calendar month after the Merger has been consummated; provided, however, that, in the event the Merger is consummated subsequent to October 31, 1995 and prior to November 30, 1995 such obligation shall be satisfied by the Company's publication at the earliest practicable date of its operating results for the fiscal year in which the consummation of the Merger occurs; and provided, further that, in the event the Merger is consummated subsequent to November 30, 1995, the operating results of the Company covering such full calendar month after the Merger has been consummated shall not be published prior to publication of operating results for such year (which the Company shall use its best efforts to publish at the earliest practicable date).

         The provisions hereof are not intended, and shall not be construed, to confer any benefits or rights upon any party other than you and the undersigned.

                                        Very truly yours,

                                        INSITUFORM TECHNOLOGIES, INC.


                                        By s/James D. Krugman
                                          --------------------------------------

ACCEPTED:

INTERSTATE PROPERTIES


By s/Russell B. Wight, Jr.
  ------------------------
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         The undersigned hereby agree that, for purposes of the letters, each dated this date, with respect to the sale, transfer, pledge, hypothecation, conveyance or other disposition of securities of the Company and IMA executed to them by, respectively, Interstate Properties, Steven Roth, Russell B. Wight, Jr., and David Mandelbaum, the reference to "30-day period" shall be deemed a reference to the shorter of a 30-day period or a full calendar month; and that Interstate Properties and Messrs. Wight, Roth and Mandelbaum shall be entitled to rely hereon.

                                        INSITUFORM TECHNOLOGIES, INC.



                                        By s/James D. Krugman
                                          --------------------------------------

                                        INSITUFORM MID-AMERICA, INC.



                                        By s/Jerome Kalishman
                                          --------------------------------------


ACCEPTED:

INTERSTATE PROPERTIES


By s/Russell B. Wight, Jr.
  ---------------------------

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                                         As of May 23, 1995


Interstate Properties
Park 80 West-Plaza Two
Saddle Brook, New Jersey  07663

Mr. Steven Roth
Interstate Properties
Park 80 West-Plaza Two
Saddle Brook, New Jersey  07663

Mr. Russell B. Wight, Jr.
Interstate Properties
Park 80 West-Plaza Two
Saddle Brook, New Jersey  07663

Mr. David Mandelbaum
Interstate Properties
Park 80 West-Plaza Two
Saddle Brook, New Jersey  07663

Dear Sirs:

          Reference is hereby made to your letters, respectively, to the undersigned dated this date with respect to the sale, transfer, pledge, hypothecation, conveyance or other disposition of securities of the undersigned, or each of them. The undersigned each agree that such letters shall have no force or effect in the event the Merger (as defined in the Agreement and Plan of Merger dated as of May 23, 1995 among the undersigned and ITI Acquisition Corp) is not consummated on or prior to January 31, 1996.

          The provisions hereof are not intended, and shall not be construed to confirm any benefits or rights upon any party other than you and the undersigned.

                                        Very truly yours,

                                        INSITUFORM TECHNOLOGIES, INC.


                                        By s/James D. Krugman
                                          -------------------------------------

                                        INSITUFORM MID-AMERICA, INC.


                                        By s/James D. Krugman
                                          -------------------------------------